UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

LINKBANCORP, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-41505	82-5130531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Camp Hill Bypass, Suite 202
Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 569-2265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LNKB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2025, the Board of Directors of the LINKBANCORP, Inc. (“Company”) resolved to reduce the size of the Board to eleven members, effective at the Company’s 2025 annual meeting of shareholders, and in connection therewith unanimously nominated the following directors to stand for reelection by the Company’s shareholders at its 2025 annual meeting: Anson Flake, Joseph C. Michetti, Jr., George Parmer, Debra Pierson, Diane Poillon, William E. Pommerening, Andrew Samuel, Kristen Snyder, Michael W. Clarke, Kenneth R. Lehman and Robert C. Wheatley.

Accordingly, the remaining ten individuals currently serving as directors will not stand for reelection at the Company’s 2025 annual meeting of shareholders, as follows: David H. Koppenhaver, George Snead, Lloyd Harrison, Mona Albertine, Steven I. Tressler, Jennifer Delaye, William L. Jones, James A. Tamburro, David Doane and John W. Breda. In addition, these ten individuals will also not serve on the board of the Company’s wholly owned subsidiary, LINKBANK (“Bank”).

None of the directors not standing for reelection at the annual meeting cited any disagreement with the Company or the Bank, in connection with this action. They will each continue to serve as directors of the Company and the Bank until the Company’s 2025 annual meeting..

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.
(b)	Pro forma financial information. None.
(c)	Shell company transactions. None.
(d)	Exhibits.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINKBANCORP, INC.

Date:	March 3, 2025	By:	/s/ Carl D. Lundblad
Carl D. Lundblad President